SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549

                            FORM 8-A

       FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
            PURSUANT TO SECTION 12(b) OR (g) OF THE
                SECURITIES EXCHANGE ACT OF 1934

Sun Healthcare Group, Inc.         Delaware            To be Applied For
Sun Financing I                    Delaware            85-0410612

(Exact Name of Registrant          (State of Incorporation  (I.R.S. Employer
as Specified in its Charter)       or Organization)         Identification
                                                            Number)

101 Sun Avenue, N.E.
Albuquerque, NM                                       87109

(Address of Principal Executive Offices)              (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check
the following box. /   /

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A(c)(2) please check the following box. /   /

Securities to be registered pursuant to Section 12(b) of the Act:

Securities to be registered pursuant to Section 12(b) of the Act:
Title of Each Class                        Name of Each Exchange on Which
to be so Registered                        Each Class is to be Registered

__% Convertible Trust Issued               New York Stock Exchange
Preferred Securities of Sun Financing I
(and the Guarantee with respect
thereto by Sun Healthcare Group, Inc.)

Securities to be registered pursuant to Section 12(g) of the Act:  None


         INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to be Registered.

          The class of securities to be registered hereby is the ____% Convertible Trust Issued Preferred Securities (the "Convertible Preferred Securities"), representing undivided beneficial interests in the assets of Sun Financing I, a statutory business trust created under the laws of the State of Delaware (the "Trust").

          For a description of the Convertible Preferred Securities, reference is made to the information set forth under the headings
"Description of Trust Preferred Securities" and "Description of Trust
Preferred Securities Guarantees" in the Registration Statement on Form S-3 (Registration No. 33-93228) filed with the Securities and Exchange Commission (the "Commission") on June 7, 1995 under the Securities Act of 1933, as amended (the "Act"), Amendment No. 1 thereto filed with the Commission on April 30, 1997, Amendment No. 2 thereto filed with the Commission on November 12, 1997 and Amendment No. 3 thereto filed with the Commission on March 19, 1998 (such registration statement, as so amended, being hereinafter referred to as the "Registration Statement"), which description is incorporated herein by reference. Definitive copies of the prospectus and the prospectus supplement describing the Convertible Preferred Securities will be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and shall be incorporated by reference into this Registration Statement on Form 8-A.


Item 2.   Exhibits.

     2.1 Certificate of Trust of Sun Financing I (incorporated herein by reference to Exhibit 3(e) to the Registration Statement).

     2.2 Form of Amended and Restated Declaration of Trust of Sun Financing I (incorporated herein by reference to Exhibit 4(d) to the Registration Statement).

     2.3 Form of Preferred Security (incorporated herein by reference to Exhibit 4(c) to the Registration Statement, which will be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated by reference in such Registration Statement).

     2.4 Form of Preferred Securities Guarantee for the benefit of the holders of the Preferred Securities of Sun Financing I (incorporated herein by reference to Exhibit 4(g) to the Registration Statement).

     2.5 Form of Indenture for Subordinated Debt Securities between Sun Healthcare Group, Inc. and The Bank of New York, as trustee (incorporated herein by reference to Exhibit 4(b) to the Registration Statement).

     2.6 Form of Supplemental Indenture to be used in connection with the issuance of Subordinated Debt Securities and Convertible Preferred Securities (incorporated herein by reference to Exhibit 4(f) to the Registration Statement).

                           SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized on the 19th day of March 1998.

                              SUN FINANCING I

                              By:  /s/ Robert D. Woltil
                                   Name: Robert D. Woltil
                                   Title: Regular Trustee

                              By:  /s/ Robert F. Murphy
                                   Name: Robert F. Murphy
                                   Title: Regular Trustee

                              SUN HEALTHCARE GROUP, INC., Sponsor of
                              the Registrant and Guarantor under the Guarantee

                              By:  /s/ Robert D. Woltil
                                   Name: Robert D. Woltil
                                   Title: Chief Financial Officer